Exhibit 10.3

AMENDMENT

TO

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

THIS                      AMENDMENT TO SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into as of May 13, 2011 by and among TECHNISCAN, INC., (the “Maker”) and the undersigned holder of the Maker’s senior secured convertible promissory note (together with its successors and assigns, “Payee”).

R E C I T A L S:

WHEREAS, the Maker and the Payee desire to revise that certain Senior Secured Convertible Promissory Note dated                      entered into by and between the Maker and the Payee, as amended by that certain Amendment to Senior Secured Convertible Promissory Note dated as of                     , that certain Second Amendment to Senior Secured Convertible Promissory Note dated as of                         , that certain Third Amendment to Senior Secured Convertible Promissory Note dated as of                               , that certain Fourth Amendment to Senior Secured Convertible Promissory Note dated as of                     , that certain Fifth Amendment to Senior Secured Convertible Promissory Note dated as of October 28, 2010 and that certain Sixth Amendment to Senior Secured Convertible Promissory Note dated as of April 15, 2011 (collectively, the “Note”).

NOW, THEREFORE, in consideration of the foregoing and the mutual benefits to be derived from this Amendment, the parties hereto hereby agree as follows:

1.                                      Amendment of the Note.  Pursuant to Section 11 of the Note:

(a)  The Note is hereby amended as follows:

The words “OTC Bulletin Board” shall be deleted and replaced with the words “OTCQB tier (or, prior to July 1, 2011, any other tier) of the OTC marketplace.”

(b)  Section 3 of the Note is hereby amended to read in its entirety as follows:

Any outstanding principal balance and accrued unpaid interest shall be paid to Payee in full no later than June 30, 2011 (the “Maturity Date”).  In consideration for the extension of the Maturity Date to June 30, 2011, a cash amount equal to 60% of the outstanding principal balance of this Note on May 1, 2011 (the “Extension Payment”) is due and payable to Payee in connection with this Note and payment of the outstanding principal balance and accrued unpaid interest; provided, however, if on or prior to the Maturity Date Maker repays the outstanding principal balance and accrued unpaid interest in full, the Extension Payment shall automatically be converted into that number of Shares equal to the Extension Amount divided by $0.45.

(c)  Section 5(f) of the Note is hereby amended to read in its entirety as follows:

If, upon Maker’s receipt of a conversion notice, Maker cannot issue Conversion Shares for any reason in full satisfaction of such conversion, including, without limitation, because Maker (x) does not have a sufficient number of Shares authorized and available or (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over Maker or any of its securities from issuing all of the Shares which are to be issued to Payee pursuant to a conversion notice, then Maker shall issue as many Shares as it is able to issue in accordance with Payee’s conversion notice and, with respect to the unconverted portion of this Note, Payee, solely at Payee’s option, can elect to:

(i) require Maker to prepay that portion of this Note for which Maker is unable to issue registered Shares in accordance with Payee’s conversion notice at a price per share equal to the Triggering Event Prepayment Price (as defined below) as of the requested conversion date;

(ii) rescind its conversion notice and retain the Note; and

(iii) exercise Buy-In rights in accordance with the terms of Section 4(g) of this Note.

(d)  Section 6(a)(ii) of the Note is deleted in its entirety and replaced with the following:

all of the Registrable Securities held by the Payee may be resold pursuant to Rule 144 without volume limitations, manner-of-sale restrictions or current public information requirements as determined by the counsel to Maker pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and Payee.

(e)           Section 6(b)(iv)(A) of the Note is deleted in its entirety and replaced with the following:

from and after July 1, 2011, Maker fails to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise to comply with any of the conditions set forth in Rule 144(i) under the Securities Act.

(f)            Section 6(b)(iv)(B) of the Note is deleted in its entirety and replaced with the following:

on or after the December 31, 2012, the Common Stock is not registered under Section 12(b) or (g) of the Exchange Act.

(g)  Sections 6(b)(v) and (vi) of the Note are each deleted in their entirety and Section 6(b)(vii) of the Note is renumbered Section 6(b)(v) and amended in its entirety to read as follows:

(v) any event described in clause (x) or (y) of Section 5(f).

(h)  Sections 8(b) and (c) of the Note are each deleted in its entirety and replaced with the following:

Reserved.

(i)  Section 8(f) of the Note is deleted in its entirety and replaced with the following:

From and after July 2, 2011, Maker fails to instruct its transfer agent to remove any legends from Conversion Securities eligible to be sold under Rule 144 of the Securities Act and issue such unlegended certificates to Payee’s transferee in connection with a transfer of Conversion Securities, or to cause to be provided to such transfer agent any opinion of counsel and/or certification of Maker required in order for such transfer agent to comply with such instructions, within three (3) Trading Days of Payee’s request so long as Payee has provided a customary representation letter to Maker that provides a reasonable basis to conclude, to the extent such conclusion is dependent upon matters to be confirmed by the Investor, that such shares of Common Stock can be sold pursuant to Rule 144.

2.             Waiver of Default Rate.  Payee hereby waives any and all rights Payee has or may have under Section 2 of the Note regarding interest accruing at the Default Rate prior to the date of this Amendment.

3.             Continued Effect of the Note.  All provisions of the Note, except as modified by this Amendment, shall remain in full force and effect and are reaffirmed.  Other than as stated in this Amendment, this Amendment shall not operate as a waiver of any condition or obligation imposed on the parties under the Note.

4.             Interpretation of Amendment.  In the event of any conflict, inconsistency, or incongruity between any provision of this Amendment and any provision of the Note, the provisions of this Amendment shall govern and control.

5.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.  A facsimile or e-mailed “.pdf” data file copy of an original written signature shall be deemed to have the same effect as an original written signature.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TECHNISCAN, INC.

By:	/s/ David C. Robinson	By:
David C. Robinson
	Chief Executive Officer	Print Name:

Title:

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